UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2016

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information under the caption “Indemnification Agreement” in Item 5.02 is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 22, 2016, the previously announced merger (the “Merger”) of American Realty Capital Global Trust II, Inc., (“Global II”) into Mayflower Acquisition LLC (“Merger Sub”), a Maryland limited liability company and wholly owned subsidiary of Global Net Lease, Inc. (the “Company”) became effective pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Global Net Lease Operating Partnership, L.P. (the “GNL OP”), Merger Sub, Global II and American Realty Capital Global II Operating Partnership, L.P. (the “Global II OP”). As a result of the Merger, the Company acquired the business of Global II, which immediately prior to the effective time of the Merger, owned a portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant net-leased commercial properties, located primarily in Europe.

The merger of the Global II OP into the GNL OP, which preceded the Merger of Global II into the Merger Sub, became effective at 4:01 p.m., pursuant to the Certificate of Merger filed with the Secretary of State of the State of Delaware with an effective date of December 22, 2016. The Merger became effective at 4:02 p.m., pursuant to the Articles of Merger filed with the State Department of Assessments and Taxation of Maryland with an effective date of December 22, 2016.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, each outstanding share of common stock, including restricted shares of common stock, of Global II, $0.01 par value per share (“Global II Common Stock”) other than shares owned by the Company, any subsidiary of the Company or any wholly owned subsidiary of Global II, was converted into the right to receive 2.27 shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”) (such consideration, the “Stock Merger Consideration”), and each outstanding unit of limited partnership interest and Class B interest of the Global II OP (collectively, “Global II OP Units”) was converted into the right to receive 2.27 shares of Company Common Stock (the “Partnership Merger Consideration” and, together with the Stock Merger Consideration, the “Merger Consideration”), in each case with cash paid in lieu of fractional shares.

In addition, as provided in the Merger Agreement, all outstanding restricted stock of Global II became fully vested and entitled to receive the Merger Consideration.

The Company issued approximately 28.7 million Company Common Shares as consideration in the Merger. Based on the closing price of the shares of Company Common Stock on December 21, 2016, as reported on the New York Stock Exchange, the aggregate value of the merger consideration paid or payable to former holders of Global II Common Stock and former holders of units of Global II OP Units was approximately $220.9 million.

The Company did not, and does not intend to, borrow any funds under the $150,000,000 senior secured bridge loan facility entered into on August 8, 2016 in connection with the Merger Agreement.

A copy of the Merger Agreement has been previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 8, 2016, and is incorporated by reference herein. The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Company and Global II are each sponsored, directly or indirectly, by AR Global Investments, LLC (“AR Global”). AR Global and its affiliates provides investment and advisory services to the Company, and previously provided such services to Global II, pursuant to written advisory agreements. In connection with, and subject to the terms and conditions of, the Merger Agreement, certain equity interests in the Global II OP held by AR Global and its affiliates that were subject to forfeiture were, consistent with the terms of the Global II OP partnership agreement, no longer subject to forfeiture and were exchanged for GNL Common Stock in the Partnership Merger.

The foregoing description of the material relationships between AR Global and its affiliates and the parties to the agreements described in this Current Report on Form 8-K is qualified in its entirety by reference to the “The Merger – Interests of the GNL Advisor and the Global II Advisor in the Merger,” “The Merger – Interests of Global II’s Directors and Executive Officers in the Merger” and “The Merger – Potential Conflicts” sections of the Joint Proxy Statement/Prospectus filed by GNL and Global II on November 8, 2016.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Pursuant to the terms of the Merger Agreement, on December 21, 2016, the Company’s board of directors appointed Lee M. Elman to serve as an independent director of the Company, effective as of December 22, 2016. Mr. Elman will serve on the Company’s Audit Committee, Nominating and Corporate Governance Committee, Conflicts Committee and Compensation Committee. Simultaneously with the appointment of Mr. Elman, the Board took action to increase the number of directors constituting the entire board to five directors pursuant to the Company’s bylaws. There are no related party transactions involving Mr. Elman that are reportable under Item 404(a) of Regulation S-K.

Mr. Elman, like the Company’s other independent directors, will participate in the Company’s compensation program for independent directors and the Company’s employee and director incentive restricted share plan.

Lee M. Elman served as an independent director of Global II from April 2015 until the close of the Merger. He has also served as an independent director and chair of the audit committee for American Realty Capital New York City REIT, Inc. since February 2016 and as an independent director of Healthcare Trust, Inc. since December 2016. Since 1979, Mr. Elman has served as President of Elman Investors, Inc., an international real estate investment banking firm which he also founded. He is also a partner of Elman Ventures, an organization which is advisor to, and partner with, various foreign investors in United States real estate ventures. He has over 40 years of real estate experience, including as an investing principal, a real estate investment banker, and an investment advisor for both U.S. and foreign investors. As President of Elman Investors, Inc., Mr. Elman has negotiated the acquisition of properties in the United States, Europe and Latin America; and presently serves as a General Partner in numerous real estate partnerships. Mr. Elman holds a J.D. from Yale Law School and a B.A. from Princeton University’s Woodrow Wilson School of Public and International Affairs.

Indemnification Agreement

On December 22, 2016, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Lee M. Elman (the “Indemnitee”) in order to permit the Company to indemnify the Indemnitee to the maximum extent permitted by Maryland law from and against all judgments, penalties, fines and amounts paid in settlement and expenses actually and reasonably incurred by such Indemnitee that may result or arise in connection with such Indemnitee serving in his or her capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of the Indemnitee’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to the Indemnitee incurred by or on behalf of the Indemnitee in connection with any proceeding the Indemnitee is or is threatened to be made a party to.

The Indemnification Agreements provide that the Indemnitee is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of Indemnitee was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreement further limits the Indemnitee’s entitlement to indemnification in cases where (a) the proceeding was one by or in the right of the Company and the Indemnitee was adjudged, in a final adjudication of the proceeding not subject to further appeal, to be liable to the Company, (b) the Indemnitee was adjudged, in a final adjudication of the proceeding not subject to further appeal, to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to the Indemnitee, or (c) the proceeding was brought by the Indemnitee, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by the Indemnitee, the Company has the right to defend the Indemnitee in any proceeding which may give rise to indemnification under the Indemnification Agreement. The Indemnification Agreement grants the Indemnitee the right to separate counsel at the Company’s expense in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of the Indemnitee in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering the Indemnitee or any claim made against the Indemnitee by reason of his or her service to the Company and maintain insurance in the event of a change of control.

The description of the Indemnification Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the full terms of the Indemnification Agreement. The Company will file the Indemnification Agreement with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2016.

Item 7.01.	Regulation FD Disclosure.

On December 22, 2016, the Company issued a press release announcing the closing of the Merger in accordance with the terms of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The press release is deemed to have been furnished, and shall not be deemed to have been filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Forward-Looking Statements

Certain statements made in this letter are “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the expectations of the Company and Global II regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Merger Agreement between the Company and Global II, among others, will be consummated, the new combined company’s plans, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals for the transactions contemplated in the Merger Agreement; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability to retain key personnel; continuation or deterioration of current market conditions; future regulatory or legislative actions that could adversely affect the companies; and the business plans of the tenants of the respective parties. Additional factors that may affect future results are contained in the Company’s and Global II’s filings with the SEC, which are available at the SEC’s website at www.sec.gov. The Company and Global II disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Item 8.01.	Other Events.

In anticipation of the Merger, Global Net Lease Properties, LLC, a Delaware limited liability company and the Company’s property manager (the “Property Manager”), which is controlled by AR Global, has entered into an agreement (the “Fee Waiver”) with the Company (i) to confirm that the previously disclosed property management fees waived by the Property Manager for the years ended December 31, 2015 and December 31, 2014 have been waived irrevocably and are not deferrals, and (ii) except to the extent the Company and the Property Manager subsequently mutually agree that such fees shall be paid in whole or in part, to continue to waive all property management fees accruing on or after January 1, 2016 and through June 30, 2017.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release issued on December 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2016	By:	/s/ Scott J. Bowman
Scott J. Bowman
Chief Executive Officer and President